UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2016

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective July 27, 2016, the Board of Directors (“Board”) of Noble Energy, Inc. (the “Company”) amended and restated the Company’s By-Laws (“By-Laws”) to make certain changes to the proxy access provision in Article III, Section 2 of the By-Laws. The revisions to the Company’s proxy access provision include the following:

•	the minimum percentage of the Company’s outstanding common stock that must be owned by an eligible stockholder or group of stockholders was reduced from 5% to 3%;

•	the limit on the number of stockholders who may aggregate their stock ownership for purposes of satisfying the 3% ownership requirement was increased from 20 to 25;

•	certain funds holding Company common stock that are under common management and/or investment control will be counted as a single stockholder for aggregation purposes;

•	the maximum number of Board candidates that can be nominated by means of proxy access and included in the Company’s proxy materials was increased from 20% to 25% of the Board;

•	eligible stockholder(s) may always nominate at least one Board candidate by means of proxy access; and

•
Board candidates nominated by eligible stockholder(s) who do not receive at least 15% of the votes cast will be ineligible for nomination at the next two annual stockholder meetings, reflecting a reduction from the previous requirement of 25% of votes cast.

The revised proxy access provision will be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.
The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

3.1	By-Laws of Noble Energy, Inc., as amended through July 27, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	July 29, 2016	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc., as amended through July 27, 2016.